UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2009

Main Street Capital Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-33723	41-2230745
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Post Oak Boulevard, Suite 800, Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 350-6000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Effective as of July 10, 2009, Main Street Capital Corporation (“Main Street”) unilaterally exercised its right to terminate the Treasury Secured Revolving Credit Agreement (the “Treasury Credit Agreement”) entered into on December 31, 2007 among Main Street, as borrower, Main Street Capital Partners, LLC, as initial guarantor, Wachovia Bank, National Association and Branch Banking and Trust Company (“BB&T”), as lenders, and BB&T, as administrative agent for the lenders. Main Street unilaterally terminated the Treasury Credit Agreement in order to eliminate the unused commitment fees that would have been paid under this facility over its remaining term. Main Street did not intend to renew the Treasury Credit Facility at its maturity date of December 31, 2009 based upon the funding available from its recent follow on equity offering, funding availability under its separate $30,000,000, three-year investment credit facility entered into on October 24, 2008 (the “Credit Agreement”), and additional funding capacity available through participation in the Small Business Investment Company program.

Under the Treasury Credit Agreement, the lenders had agreed to extend revolving loans to Main Street in an amount not to exceed $50,000,000 (reduced from $100,000,000 unilaterally by Main Street on October 24, 2008) to provide flexibility in the sizing of portfolio investments and to facilitate the growth of Main Street’s investment portfolio. The Treasury Credit Agreement had an original maturity date of December 31, 2009 and advances accrued interest, at Main Street’s option, either (i) at the LIBOR rate or (ii) at a published prime rate of interest, plus 25 basis points in each case, subject to increase for outstanding advances in excess of 50% of the days within a given calendar quarter. The Treasury Credit Agreement also required payment of 15 basis points per annum in unused commitment fees based on average daily unused balances under the facility. The Treasury Credit Agreement was also secured by certain securities accounts maintained by BB&T and was also guaranteed by certain of Main Street’s subsidiaries. On the date of termination, Main Street did not have any outstanding borrowings under the Treasury Credit Agreement and was in compliance with all covenants of the Treasury Credit Agreement. Main Street will not incur any additional fees or penalties for terminating the facility prior to its maturity date.

BB&T is a lender and the administrative agent under the Credit Agreement. In addition, BB&T and the other lenders under the Treasury Credit Agreement and the Credit Agreement, and their respective affiliates, may from time to time receive customary fees and expenses in the performance of investment banking, financial advisory or other services for Main Street.

The above summary is not complete and is qualified in its entirety to the full text of the Treasury Credit Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1*	Treasury Secured Revolving Credit Agreement dated December 31, 2007 (previously filed as Exhibit 10.1 to Main Street’s Current Report on Form 8-K filed January 3, 2008 (File No. 1-33723)

10.2*	Security Agreement dated December 31, 2007 (previously filed as Exhibit 10.2 to Main Street’s Current Report on Form 8-K filed January 3, 2008 (File No. 1-33723)

10.3*	Control Agreement dated December 31, 2007 (previously filed as Exhibit 10.3 to Main Street’s Current Report on Form 8-K filed January 3, 2008 (File No. 1-33723)

10.4*	Custody Agreement dated December 31, 2007 (previously filed as Exhibit 10.4 to Main Street’s Current Report on Form 8-K filed January 3, 2008 (File No. 1-33723)

*	Exhibit previously filed with the Securities and Exchange Commission, as indicated, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Capital Corporation

Date: July 10, 2009

By: /s/ Rodger A. Stout
Name: Rodger A. Stout
Title: Chief Compliance Officer

Exhibit Index

Exhibit No.	Description
10.1*	Treasury Secured Revolving Credit Agreement dated December 31, 2007 (previously filed as Exhibit 10.1 to Main Street’s Current Report on Form 8-K filed January 3, 2008 (File No. 1-33723)

10.2*	Security Agreement dated December 31, 2007 (previously filed as Exhibit 10.2 to Main Street’s Current Report on Form 8-K filed January 3, 2008 (File No. 1-33723)

10.3*	Control Agreement dated December 31, 2007 (previously filed as Exhibit 10.3 to Main Street’s Current Report on Form 8-K filed January 3, 2008 (File No. 1-33723)

10.4*	Custody Agreement dated December 31, 2007 (previously filed as Exhibit 10.4 to Main Street’s Current Report on Form 8-K filed January 3, 2008 (File No. 1-33723)

*	Exhibit previously filed with the Securities and Exchange Commission, as indicated, and incorporated herein by reference.